EXHIBIT 23.4
                                                                    ------------


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the to the registration statement of Mariner Health Group, Inc. on Form S-3 of our report dated March 31, 1995, on our audits of the combined financial statements of Convalescent Services, Inc. and Affiliates as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993, and 1992. We also consent to the reference to our firm under the caption "Experts."


                                                  /s/  Coopers & Lybrand L.L.P.


Atlanta, Georgia
January 31, 1997